EXHIBIT 3.4

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 08/17/2001
                                                      010408086 - 2681115

                           CERTIFICATE OF RESIGNATION
                               OF REGISTERED AGENT
                                       OF
                                    AMAC INC

         This is to certify that CorpAmerica, Inc. of 30 Old Rudnick Lane, Dover, Delaware, pursuant to Section 136 of the General corporation Law of The State of Delaware:

                  (1) Resigned the office of registered agent of

                                    AMAC INC.

a corporation of the state of Delaware, on August 17, 2001, without appointing any person or corporation as registered agent in its stead.

                  (2) Sent on January 15, 2001, by mail, due notice of its resignation to the principal office of the corporation at the following address:

                                Mr. Linden Boyne
                               c/o ci4net Limited
                                  32 Haymarket
                                 London SWIY 4TP
                                 UNITED KINGDOM

                  (3) The said notice of resignation has not been returned by the post office.



                                                 FACSIMILE SIGNATURE
                                         ---------------------------------
                                         Malcolm K, McKown, Vice President